EXHIBIT 5

                                  HART & TRINEN
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061



                                  March 3, 2006
Energas Resources, Inc.
800 N.E. 63rd St.
Oklahoma City, OK 73105

      This letter will constitute an opinion upon the legality of the sale by certain shareholders Energas Resources, Inc., a Delaware corporation, of up to 3,206,572 shares of common stock, all as referred to in the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Delaware, and a copy of the Registration Statement. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and, when sold in accordance with the terms and conditions set out in the Registration Statement, such shares of common stock, will be legally issued, fully paid and non-assessable.

                                  Very truly yours,

                                  HART & TRINEN, L.L.P.



                                  /s/ William T. Hart
                                  -------------------------------------
                                  William T. Hart

                                  HART & TRINEN
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

      Reference is made to the Registration Statement of Energas Resources, Inc. on Form SB-2 whereby certain shareholders of the Company propose to sell up to 3,206,572 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                HART & TRINEN, L.L.P.



                                /s/ William T. Hart
                                ----------------------------
                                William T. Hart

Denver, Colorado
March 3, 2006